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                                                                 Exhibit 10.8.2

                                   PROMISSORY NOTE

$5,000,000                                                 Boston, Massachusetts
                                                                  June 26,  1997

    FOR VALUE RECEIVED, the undersigned, GTC MASON LABORATORIES, INC., a Massachusetts corporation with a principal place of business at 57 Union Street, Worcester, Massachusetts 01608 (the "maker"), promises to pay to the order of the EMERGING TECHNOLOGY FUND of the GOVERNMENT LAND BANK, doing business as MASSDEVELOPMENT a Massachusetts body politic and corporate created by Chapter 212 of the Acts of 1975, as amended (the "Lender") (the Lender and each successor, owner, endorsee, bearer and holder of this Note being herein generally called the "holder") at its offices located at 75 Federal Street, Boston, Massachusetts 02110, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in the manner hereinafter provided, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) or so much thereof as shall have been advanced to the maker hereof, together with interest on the unpaid principal amount from time to time outstanding prior to maturity. The interest rate shall be based upon a 360-day year and 30-day months and shall accrue at a rate of nine and one-quarter percent (9.25%) per annum for the first three years. Thereafter, the interest rate will be adjusted annually, on each July 1 following the anniversary date of this Note, to a rate equal to the greater of
(i) nine and one-quarter percent (9.25%) per annum, or (ii) one point over the Prime Rate as then published in the Wall Street Journal.

    Interest only for the period from the date of this Note through June 30, 1997, shall be due on the date hereof. Principal and interest payments shall be payable on the first day of each month commencing on August 1, 1997, in an amount sufficient to fully amortize the loan within ten (10) years from the date hereof. The entire balance of principal, accrued interest and other fees and charges shall be due and payable on the earlier of an event of default under this Note or June 30, 2007.

    This Note is referred to in a certain Loan Agreement (the "Loan Agreement") between maker and Lender of even date herewith, and is in all respects subject to the provisions thereof. Terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

    The maker may prepay without penalty, all or a portion of this Note at any time in multiples of One Thousand ($1,000.00) Dollars. Once repaid, amounts borrowed pursuant to this Note may not be reborrowed.

    Any payments received by the holder on account of this Note prior to demand or acceleration shall be applied first, to any costs, expenses, or charges then owed the holder by the undersigned, second, to accrued and unpaid interest, and third, to the unpaid principal balance hereof. Any payments so received after demand or acceleration shall be applied in such manner as the holder may determine.

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    If there occurs any delinquency in the payment of any installment of principal and/or interest hereunder or in the payment of any other monetary obligations hereunder, or if any other default or breach of condition shall occur, beyond the expiration of any applicable grace period, under the terms of the Instruments (as hereinafter defined) or any other instrument securing the indebtedness evidenced hereby, or any instrument evidencing any liability, obligation or undertaking due to the Lender by the maker or by any endorser, surety or guarantor hereof, or by any entity owned, legally or beneficially by the maker or any endorser, surety or guarantor hereof, direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, joint, several or joint and several, primary or secondary, now existing or hereafter arising, then an event of default shall have occurred and the holder hereof shall have the right to declare the entire indebtedness evidenced hereby immediately due and payable. In the event of default as aforesaid, in addition to all other rights and remedies available to the holder under the Instruments (as hereinafter defined), the holder may charge interest at a default rate equal to twelve percent (12%) per annum, compounded daily on a 360-day year The maker shall be given fifteen (15) days' written notice before the default rate takes effect.

    The interest rate or rates required by this Note or the Instruments shall not exceed the maximum rate permissible under applicable laws, and any amounts paid in excess of such rate or rates shall be applied to reduce the unpaid balance hereof or shall be refunded to the Borrower, at the option of the Lender.

    In addition, at the holder's option and without demand, notice or protest, the occurrence of any such event of default shall also constitute a default under all other agreements between the Lender and the maker.

    Any and all deposits or other sums at any time or times credited by or due from the holder to, and all securities or other property in the possession of the holder for safekeeping or otherwise and belonging to, the maker or any endorser, surety or guarantor of this Note or the obligations represented hereby are and shall be subject to a security interest in favor of the holder to secure payment of this Note. Upon the occurrence of any of the events of default specified above and at any time or times thereafter, without any demand or notice, except to such extent as notice may be required by applicable law, the holder may sell or dispose of any or all of such securities or other property and may exercise any and all of the rights accorded the holder by the Uniform Commercial Code, as adopted by the Commonwealth of Massachusetts. The holder at any time and from time to time may apply or set off such deposits or other sums against the liability of the maker or any such endorser, surety or guarantor whether or not such liability is then due. The provisions of this paragraph are cumulative and are not exclusive of any other rights that the holder has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of law. The holder shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

    This Note is secured in part by: (i) a Mortgage and Security Agreement of even date, from the maker hereof, as mortgagor, to the Lender, as mortgagee, relating to certain premises located at 55 Union Street, Worcester, Worcester County, Massachusetts, as more particularly described therein (the "Mortgage") to be recorded with the Worcester County Registry of

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Deeds; (ii) the Loan Agreement; (iii) the Guaranty of Genzyme Transgenics
Corporation (the " Guaranty"); (iv) a Collateral Assignment of Leases and Rents of even date, from the maker hereof, as assignor, to the Lender, as assignee (the "Collateral Assignment"); and (v) a Hazardous Materials Indemnification Agreement of even date, from the maker to the Lender (the "Environmental Indemnity") (collectively such documents shall be referred to as the "Instruments").

    The maker hereof (and all endorsers, sureties and guarantors of this Note, if any) hereby waives presentment for payment, protest and demand, suretyship defenses and all other defenses in the nature thereof, notice of protest, demand and of dishonor and non-payment of this Note and the maker's (and any endorser's, surety's or guarantor's) liability hereunder shall remain unimpaired, notwithstanding any extension of the time of payment, changes in terms and conditions and all other indulgences granted by the holder hereof, or the release, surrender, substitution or exchange of all or any part of such security or the release from liability of any party which may assume the obligation to make payment of the indebtedness evidenced hereby or the performance of the obligations of the maker hereof.

    The maker hereof and all endorsers, sureties and guarantors of this Note now or at any time liable, whether primarily or secondarily, for payment or performance of the obligations hereby evidenced, for themselves, their heirs, legal representatives, successors and assigns respectively, agree to pay: (i) all costs and expenses of the holder, including, without limitation, reasonable attorneys' fees and expenses (which shall include all costs for administrative, paralegal and other support staff) incurred in connection with or incidental to the negotiation, closing and administration of the loan evidenced hereby; and
(ii) all costs and expenses of collection and enforcement of the obligations of maker evidenced hereby and the rights of the holder under this Note or under any other instrument now or hereafter executed in connection herewith, including, without limitation, reasonable attorneys' fees and expenses (which shall include all costs for administrative, paralegal and other support staff), incurred in connection therewith whether or not suit is commenced.

    The holder shall not, by any act, delay, omission or otherwise be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by the holder, and then only to the extent expressly set forth therein. A waiver on any such occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

    Any notice, request, demand, statement or consent desired or required to be given hereunder shall be in writing and shall be delivered by hand, sent by certified mail, return receipt requested, sent by a nationally recognized commercial overnight delivery service with provisions for a receipt, postage or delivery charges prepaid, or sent by facsimile transmission, to the maker or Lender at its respective address as set forth above (or to such other address as either party may elect, provided that notice of such address change has been sent to the other party hereto pursuant to the terms hereof), and shall be deemed given (i) when actually delivered, if delivered by hand, (ii) upon receipt, if sent by certified mail, (iii) the next business day after being placed in the possession of an overnight delivery service, if sent by an overnight delivery service or (iv) if sent by facsimile transmission, when electronic indication of receipt is received.

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    No person obligated on account of this Note may seek contribution from any other person also obligated unless and until all liabilities, obligations and indebtedness to the holder of the person from whom contribution is sought have been satisfied in full.

    The maker, and each endorser, surety and guarantor, if any, of this Note, shall indemnify, defend, and hold the holder harmless against any claim brought or threatened against the holder by the undersigned, by any endorser, surety or guarantor, or by any other person (as well as from attorneys' fees and expenses in connection therewith) on account of the holder's relationship with the undersigned or any endorser, surety or guarantor hereof (each of which may be defended, compromised, settled, or pursued by the holder with counsel of the holder's selection, but at the expense of the undersigned and any endorser, surety and/or guarantor).

    This Note shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

    The maker and each endorser, surety and guarantor, if any, hereby consents and irrevocably submits to the non-exclusive jurisdiction of any state or federal court located in any county in the Commonwealth of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or in connection with this Note and hereby expressly waives any and all objections to the venue in any such courts.

    If any provision(s) hereof or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable, at the Lender's option, the remainder hereof, or the application of such provision(s) to persons or circumstances other than those as to which such provision(s) is
(was) held invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and in force to the fullest extent permitted by law.

    THE MAKER AND THE LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT EITHER PARTY MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. The maker hereby certifies that neither the Lender, nor any of the Lender's representatives, agents or counsel has represented, expressly or otherwise, that the Lender would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The maker acknowledges that the Lender has been induced by this waiver (among other things) to enter into the loan transaction evidenced by this Note. The maker further acknowledges that the maker: (i) has read the provisions of this Note and in particular, the paragraph containing this waiver; (ii) has consulted legal counsel; (iii) understands the rights that the maker is granting in this Note and the rights that the maker is waiving in this paragraph in particular; and (iv) makes the waiver set forth herein knowingly, voluntarily and intentionally.

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         EXECUTED AS A SEALED INSTRUMENT, as of the day and year first above written.


WITNESS:                               GTC MASON LABORATORIES, INC.


/s/ Peter J. Dawson                    By: /s/ John B. Green, Jr.
---------------------------------          --------------------------------
    Peter J. Dawson                    Name:   John B. Green, Jr.
                                       Its: Vice President and Treasurer







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